                                                                     EXHIBIT 4.4


                                    FORM A56

                                   DEBENTURE


         STANDARD FORMS OF CONVEYANCES ACT, S.N.B. 1980, c. S-12.2, s.2

The parties to this debenture are:


         PCI CHEMICALS CANADA INC., of the City of Saint John, in the Province of New Brunswick, a body corporate, the "CORPORATION"


and


         UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent, of New York, New York, U.S.A., a body corporate, the "LENDER"

For value received, the corporation promises to pay on demand to or to the order of the lender the principal sum and interest as hereafter set out.

         PRINCIPAL SUM: U.S. Five Hundred Million Dollars (U.S.
         $500,000,000.00);

         INTEREST RATE:  Twenty-Five per cent (25%) per annum;

         HOW INTEREST CALCULATED: Calculated daily, not in advance, both before and after maturity and default, commencing from the date hereof.

         PLACE OF PAYMENT: At such address, or addresses, as the lender may designate at any time and from time to time by notice in writing to the corporation;

         PAYMENTS ON PRINCIPAL SUM:  On demand;

         PAYMENTS ON INTEREST: Payable in lawful money of the United States of America, on demand, both before and after maturity and default, with interest on overdue interest at the same rate;


As security for the payment of all money payable hereunder and the performance of the covenants and conditions herein contained, the corporation grants, mortgages and charges, as applicable, to and in favour of the lender:

(a)  [intentionally deleted];

(b)  [intentionally deleted];

(c)  [intentionally deleted];

(d)  [intentionally deleted];

(e)  [intentionally deleted];

(f)  in accordance with Schedule "F".
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                                      2

This debenture contains the covenants and conditions which are set out in:

(a)  [intentionally deleted];

(b)  Schedule "C" attached hereto.



DATED on October 30, 1997.


IN WITNESS WHEREOF the corporation has executed this debenture.



SIGNED, SEALED AND                )  PCI CHEMICALS CANADA INC.
DELIVERED                         )
         in the presence of       )
                                  )
                                  )  Per: /s/ DARRYL STEPHENSON
                                  )       ------------------------------
                                  )       Authorized Signing Officer
                                  )                               (c.s)
                                  )

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                                  SCHEDULE "A"

                       DESCRIPTION OF LANDS AND PREMISES



This is Schedule "A" to a debenture between PCI CHEMICALS CANADA INC. as corporation, and UNITED STATES TRUST COMPANY OF NEW YORK, as lender, which debenture is dated October 30, 1997.


--------------------------------------------------------------------------------

FIRSTLY

All that certain lot, piece or parcel of land situate in the Town of Dalhousie in the County of Restigouche, Province of New Brunswick, bounded and described as follows:-

         BEGINNING at a point on the Southerly shore of Restigouche Harbour, said point being located North thirty degrees forty-four minutes thirty seconds East (N30 degrees 44'30"E) a distance of ten (10) feet from a survey monument; Thence South thirty degrees forty-four minutes thirty seconds West (S30 degrees 44'30"W) a distance of one hundred ninety and seven tenths (190.7) feet to a survey monument, said survey monument being distant thirty-three (33) feet from the centre line of the Dalhousie Branch, Canadian National Railways; and being on the Northeasterly limits of the Dalhousie Branch of the Canadian National Railways; Thence Northwesterly along the Northeasterly limits of the Dalhousie Branch of the Canadian National Railways a distance of one hundred forty-seven and four tenths (147.4) feet to a point; Thence northeasterly a distance of seventeen (17) feet to a point, said point being distant fifty (50) feet from the centre line of the Dalhousie Branch of the Canadian National Railways; Thence Northwesterly and Westerly along the Northeasterly and Northerly limits of the Dalhousie Branch of the Canadian National Railways, a distance of two thousand seven hundred thirty-five and eight tenths (2735.8) feet to a survey monument, said survey monument being at the Southeast corner of property now in the possession of one Helen Wallace; Thence North eighteen degrees East (N18 degrees E) along the Helen Wallace Easterly property line a distance of four hundred (400) feet to the shore of Restigouche Harbour; Thence Northeasterly, Easterly, Southeasterly and Southerly along the shore of Restigouche Harbour to the Point of beginning. Comprising: (a) the part of the land sold by the P.Q. Lumber Company to Canadian International Paper Company by deed dated March 23, 1927, and registered in the Registry Office for the County of Restigouche as No. 23892 in Book 03, pages 194 to 200, and subsequently sold by Canadian International Paper Company to New Brunswick International Paper Company by deed dated January 8, 1931, and registered in the Registry Office for the County of Restigouche as No. 27099 in Book No. Y3, pages 46 to 48, described in the above mentioned deed in paragraph one, and (b) part of the land sold by Dalhousie Lumber Company Limited to New Brunswick International Paper Company by deed dated October 15, 1928, and registered in the Registry Office for the County of Restigouche as No. 25868 in Book U-3, pages 360 to 371 and described in sub-paragraph two of paragraph 19 in Schedule "A" thereto. The whole as shown outlined in red on the plan sheets 1 and 2 of Plan A-1019 prepared by Alan C. Crandall and Associates dated 25th October, 1961, attached as Appendix A1 and A2 to a Deed dated 24th April, 1963, by New Brunswick International Paper Company to the Grantor and registered in the Registry Office for the County of Restigouche as No. 59950 in Book W6 pages 211 to 213. SUBJECT HOWEVER to the rights, privileges and easements reserved by New Brunswick International Paper Company for itself and its successors and assigns and which are appurtenant to the lands hereby conveyed under the provisions of the Deed hereinabove mentioned and registered in the Registry Office for the County of Restigouche as No. 59950 in Book W6, pages 211 to 213. SUBJECT ALSO to an easement for an electric power transmission line granted to The New Brunswick Electric Power Commission by agreement dated 3rd July, 1963. The parcel of land hereinabove described was
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                                       2

conveyed to Canadian Industries Limited by Deed recorded in the office of the Registrar of Deeds in and for the County of Restigouche under No. 59950, Book W-6.


SECONDLY

ALL AND SINGULAR that certain lot, piece or parcel of land situate, lying and being in the Town of Dalhousie, County of Restigouche and Province of New Brunswick, being more particularly bounded and described as follows:-

         "BEGINNING at the intersection of the Westerly side line of the Roman Catholic Cemetery, said Westerly side line also being the Westerly side line of Lot No. 775, as shown on the Dalhousie Land Co. Ltd. Plan duly recorded in the Record Office for the County of Restigouche, with the Northerly side line of Victoria Street (so-called); thence North sixty-one degrees thirty minutes thirty-seven seconds West (N 61 degrees 30' 37" W) along the Northerly side line of Victoria Street a distance of five hundred eighty-nine and five tenths (589.5) feet to the point of curvature of a curve or radius of one thousand two hundred fifty-eight and ninety-five hundredths (1258.95) feet; thence Westerly along the arc of the above mentioned curve of radius of one thousand two hundred fifty-eight and ninety-five hundredths (1258.95) feet a distance of three hundred sixty-seven and six hundredths (367.06) feet to the point of curvature of the aforesaid curve; thence North seventy-eight degrees twelve minutes fifty-six seconds west (N78 degrees 12' 56" W) continuing along the Northerly limits of Victoria Street a distance of three hundred seventy-five and two tenths (375.2) feet to the point of curvature of a curve of radius of one thousand five hundred thirty-four and fifty-eight hundredths (1534.58) feet; thence Westerly along the arc of the above mentioned curve of radius of one thousand five hundred thirty-four and fifty-eight hundredths (1534.58) feet, a distance of three hundred eighty-nine and fifty-three hundredths (389.53) feet to the point of curvature of the aforesaid curve; thence North sixty-three degrees forty minutes eighteen seconds West (N 63 degrees 40' 18"
W) continuing along the Northerly limits of Victoria Street, a distance of fifty-eight and six hundred seventy-six thousandths (58.676) feet to an iron pipe, said iron pipe being the Southeast corner of the property now in the possession of one David Poirier; thence North twenty-seven degrees three minutes fifty-one seconds East (N 27 degrees 03' 51" E) along the Easterly side line of the property of aforesaid David Poirier, and property now in the possession of E.D.A. Motels Ltd., a distance of one hundred thirty-four (134) feet to an iron pipe, said iron pipe being on the Southerly limits of the Dalhousie Branch of the Canadian National Railway; thence South seventy-one degrees East (S 71 degrees E) along the Southerly limits of the Dalhousie branch of the Canadian National Railway, a distance of one thousand three hundred twenty-six and nine tenths (1326.9) feet to a point, said point being the point of change of width of the Dalhousie Branch of the Canadian National Railway; thence South nineteen degrees West (S 19 degrees W) a distance of one hundred and ten (110) feet to a point; thence South seventy-one degrees East (S 71 degrees E) along the Southerly limits of the Dalhousie Branch of the Canadian National Railway a distance of three hundred (300) feet to a point, said point being the point of change of width of the Dalhousie Branch of the Canadian National Railway; thence North nineteen degrees East (N 19 degrees E) a distance of one hundred and ten (110) feet to a point; thence South seventy-one degrees East (S 71 degrees E) along the Southerly limits of the Dalhousie Branch of the Canadian National Railway, a distance of fifty and two tenths (50.2) feet to the point of curvature of a curve of irregular radius; thence South sixty-eight degrees eighteen minutes thirty seconds East (S 68 degrees 18' 30" E) along the chord of an arc of the aforesaid curve of irregular radius, a distance of one hundred and seventy-two hundredths (100.72) feet to a survey marker, said survey marker being the Northwest corner of the Roman Catholic Cemetery property; thence South twenty-seven degrees fifty-seven minutes thirty-two seconds West (S 27 degrees 58' 32" W) along the Westerly sideline of the Roman Catholic Cemetery property, a distance of one hundred ninety-five and five tenths (195.5) feet to a survey marker, said survey marker being
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                                       3

the point of beginning. The whole of the above described property containing three and fifty-six hundredths (3.56) acres." SAVE AND EXCEPTING from the above described property an area of 3,600 square feet of land sold to and occupied by the New Brunswick Electric Power Commission by Deed dated 3rd July, 1963. The lands above described are composed of parcels conveyed to Canadian Industries Limited by Deeds recorded in the office of the Registrar of Deeds in and for the County of Restigouche under Nos. 59,000, 59,333, 59,330 59,336 and 59,337 respectively. Subject, however, to an easement for an electric power transmission line granted to The New Brunswick Electric Power Commission by agreement dated July 3, 1963. Subject also to a right-of-way to and from the above described property conveyed to The New Brunswick Electric Power Commission as described in Deed No. 60793.


THIRDLY

ALL AND SINGULAR that certain lot, piece or parcel of land and premises, situate, lying and being in the Town of Dalhousie in the County of Restigouche and Province of New Brunswick, more particularly bounded and described as follows:

         BEGINNING at a point in the southerly sideline of Victoria Street where the westerly sideline of the eastern half of Grant Number 80 intersects the same; thence southerly along the said grant line to a point 200 feet distant from the said southerly sideline of Victoria Street, being measured at right angles to Victoria Street; thence by the magnet of the year 1962, being parallel to and 200 feet southerly from the said Victoria Street southerly sideline, a scaled distance of 53.5 feet; thence N 69 degrees 08' W, being parallel to and 200 feet southerly from the said Victoria Street southerly sideline, a distance of 338.5 feet; thence N 71 degrees 08'W, being parallel to and 200 feet southerly from the said southerly sideline of Victoria Street, a distance of 93.8 feet; thence N 71 degrees 46'W, being parallel to and 200 feet southerly from the said southerly sideline of Victoria street, a distance of
57.7 feet; thence at right angles N 18 degrees 14'E, a distance of 200 feet to the said southerly sideline of Victoria Street; thence at right angles S 71 degrees 46'E, being along the said Victoria Street sideline, a distance of 60.5 feet; thence S 71 degrees 08'E, being along the said Victoria Street sideline, a distance of 98.3 feet; thence S 69 degrees 08'E, also being along the said Victoria Street sideline, a scaled distance of 325.7 feet to the place of beginning. CONTAINING 2.36 acres more or less. The same being shown on a Plan of survey dated the 21st day of September, A.D., 1962, prepared by F.C. Woods, N.B.L.S., and filed in the Office of the Registrar of Deeds in and for the County of Restigouche as Plan No. 851, and being the lands conveyed to Canadian Industries Limited by Deed recorded in the office of the Registrar of Deeds in and for the County of Restigouche under No. 59751, Book W-6.


FOURTHLY

ALL AND SINGULAR that certain lot, piece or parcel of land situate, lying and being in the Town of Dalhousie, County of Restigouche and Province of New Brunswick, being more particularly bounded and described as follows:-

         "BEGINNING at a point in the westerly sideline of Grant Number 3 granted to Perry Scott, said point being 50.7 feet, measured along the said grant line S 17 degrees 26'W, by the magnet of the year 1962, from the southerly sideline of Victoria Street or from the northwesterly corner of Lot Number 700 of the Montgomery Subdivision; thence continuing along the said Grant line S 17 degrees 26W, a distance of 152.1 feet; thence N 63 degrees 04'W, being parallel to and 200 feet southerly from the said Victoria Street sideline, a distance of 709.3 feet; thence N 79 degrees 45'W, being parallel to and 200 feet southerly from the said Victoria Street southerly sideline, a distance of 734.9 feet; thence N 66 degrees 00'W, being parallel to and 200 feet southerly from the said Victoria Street southerly sideline, a scaled distance of 380.0 feet or to the easterly sideline of the westerly half of Grant Number 80, said point being 200 feet distant from the said southerly sideline of Victoria Street and being measured at right angles to the said Victoria Street southerly sideline; thence in a northerly direction, being along the said easterly sideline of the westerly half of Grant number 80 to the said Victoria Street southerly sideline; thence S 69 degrees 08'E, a scaled distance of 20.0 feet, thence S 66 degrees 00'E, a distance of 415.0 feet also along the said Victoria Street sideline; being along the said Victoria Street sideline; thence S 79 degrees 45'E, continuing along the said Victoria Street Sideline, a distance of 740.2 feet; thence S 63 degrees 04'E and continuing along the said Victoria Street sideline, a distance of 630.0 feet or to the northwesterly corner of the lot of land now owned by Charles Sabean; thence S 17 degrees 26'W being along the westerly sideline of the said Charles Sabean property or to the rear of the same, a distance of 50.7 feet; thence S 63 degrees 04'E, being along the southerly sideline of the said Sabean property, a distance of 75 feet to the place of beginning. CONTAINING 8.80 acres more or less. EXCEPTING therefrom a roadway as a right-of-way twenty (20) feet wide extending from the southerly sideline of Victoria Street the centerline being ninety feet N 63 degrees 04'W, measured along the said highway sideline from the northwesterly corner of the lot now belonging to Charles Sabean, this right-of-way containing 0.15 acres more or less. Subject, however, to an easement for an electric power transmission line granted to Saint John River Power Company by agreement dated July 4, 1929. Subject also to two easements for an electric power transmission line granted to The New Brunswick Electric Power Commission by agreements dated December 2, 1962 and March 16, 1963. Subject also to an easement for one anchor with guys attached granted to The New Brunswick Telephone Company, Ltd. by agreement dated May 6, 1952. The lands above described are composed of parcels conveyed to Canadian Industries Limited by Deeds registered in the office of the Registrar of Deeds in and for the County of Restigouche as No. 59750 and 60079. The same being shown on a Plan of Survey dated 21st September A.D., 1962, prepared by F.C. Woods, N.B.L.S. and filed in the office of the Registrar of Deeds in and for the County of Restigouche as Plan No. 851.


FIFTHLY

ALL that certain lot, piece or parcel of land and premises situate, lying and being in the Town of Dalhousie, in the County of Restigouche and Province of New Brunswick, bounded and described as follows:

         "BOUNDED on the North by the Restigouche River, on the East by property of New Brunswick International Paper Company (old P. Q. Mill property), on the South by the Canadian National Railway right-of-way and on the West by the Alexander Cook Estate property."

         Being part and parcel of those lands and premises conveyed to James Wallace by Indenture of Deed dated the 4th day of April 1953, and duly registered in the Restigouche County Registry Office on the 7th day of April 1953, in Book 0-5, at page 546 and bearing official number 45593.

         Being same lands and premises conveyed to THE TRUSTEES OF THE ST. JOHN PRESBYTERIAN CHURCH by Helen M. Wallace, by Deed dated the 8th day of June 1989, and duly registered in the Restigouche County Registry Office on the 9th day of June 1989, in Book 484, at page 456, as document number 144765.

SIXTHLY

ALL AND SINGULAR that certain lot, piece or parcel of land and premises, situate, lying and being in the Parish of Dalhousie, County of Restigouche and Province of New Brunswick, more particularly bounded and described as follows to wit:

         Beginning at a point on the east side of the Blair Malcolm Road said point of beginning being situate at the point of intersection of the Southern boundary of a certain service access road (situate at the Northern limit of Lot A and B in Block 50, Parish of Dalhousie) with the division line between Lot A and B aforementioned; thence running in a southerly direction following the division line between Lot A and B presently marked by distinct blazes on trees and the remains of an old rail fence, one thousand six hundred and ninety-seven
(1697) feet to a point; thence turning approximately eighty-nine (89) degrees east and running in an Easterly direction five hundred and thirty (530) feet more or less to a point on the Eastern boundary of the Grantor's property; thence turning at about right angles and running in a Northerly direction following the Eastern boundary of the Grantors property marked by the remains of an old wire fence one thousand six hundred and ninety-seven (1697) feet more or less to the Southern boundary of the aforementioned service access road; thence turning and running in a Westerly direction following the southern boundary of the access road four hundred and ninety-seven (497) feet more or less to a point being the point at the place of beginning. The entire lot herein described containing twenty (20) acres more or less and being part of a lot of land conveyed to the Grantor herein by his brother Octave Phillippe by deed dated April 15, 1943, registered April 15, 1943 as number 34124 in Book P
- 4 at pages 291 - 292 of the records in and for the County of Restigouche.

         Reserving, however, to Lazarre Phillippe and May Phillippe, their heirs and assigns a right-of-way approximately fifteen (15) feet in width situate immediately East of the division line between the Western half of lot 'B' in Block 50, Parish of Dalhousie and lot 'A' also in Block 50, Parish of Dalhousie which right-of-way shall lead from the aforementioned access road to the rear of the Grantor's lot.

                                  SCHEDULE "C"

                            COVENANTS AND CONDITIONS


This is Schedule "C" to a debenture between PCI CHEMICALS CANADA INC. as corporation, and UNITED STATES TRUST COMPANY OF NEW YORK, as lender, which debenture is dated October 30, 1997.


--------------------------------------------------------------------------------

         In consideration of the foregoing and the sum of One Dollar ($1.00) now paid to the corporation by the lender (receipt and sufficiency whereof is hereby acknowledged), and to secure the due payment of the principal sum and interest and all monies from time to time owing upon the security of this debenture and the performance of the obligations of the corporation herein contained, the corporation covenants and agrees with the lender, and represents and warrants to the lender, as hereinbefore and hereinafter set forth.

DEFINITIONS

1.       "ACM" has the meaning ascribed thereto in paragraph 12(x).

         "ADDITIONAL UNDERTAKING" means (i) cash or cash equivalents or (ii) a Surety Bond, an Additional Undertaking Guarantee or an Additional Undertaking Letter of Credit which is provided by a Person, whose long-term unsecured debt is rated at least "AA" (or equivalent) by a nationally recognized statistical rating agency and is otherwise satisfactory to the lender; Additional Undertakings are addressed directly to the lender and name the lender as the beneficiary thereof and the party entitled to make claims thereunder.

       "ADDITIONAL UNDERTAKING GUARANTEE" means the unconditional guarantee of payment of any corporation or partnership organized and existing under the laws of the United States of America or any State or the District of Columbia or Canada or province thereof that has a long-term unsecured debt rating satisfactory to the lender at the time such guarantee is delivered, given to the lender, accompanied by an opinion of counsel to such guarantor to the effect that such guarantee has been duly authorized, executed and delivered by such guarantor and constitutes the legal, valid and binding obligation of such guarantor enforceable against such guarantor by the lender in accordance with its terms, subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Debenture for which such guarantee will be given, such guarantee and accompanying opinion are responsive to the requirements of this Debenture.

       "ADDITIONAL UNDERTAKING LETTER OF CREDIT" means a clean, irrevocable, unconditional letter of credit in favour of the lender and entitling the lender to draw thereon in the City of New York issued by a bank satisfactory to the lender, accompanied by an opinion of counsel to such bank to the effect that such letter of credit has been duly authorized, executed and delivered by such bank and constitutes the legal, valid and binding obligation of such bank enforceable against such bank by the lender in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Debenture for which such letter of credit will be given, such letter of credit and accompanying opinion are responsive to the requirements of this Debenture.

         "ADMINISTRATIVE AGENT" means Bank of America National Trust and Savings Association, as administrative agent, together with any successors thereto in such capacity.

         "ALTERATION" has the meaning ascribed thereto in paragraph 12(v).

         "ARCHITECT'S CERTIFICATE" has the meaning ascribed thereto in paragraph 12(u)(iv)(cc).

         "BUILDINGS" means all of the right, title and interest which the corporation has from time to time in and to (i) any and all present and future structures and works of a permanent nature located, from time to time in, on or upon the Real Property, including, without limitation, all buildings, structures, facilities, accessories, appurtenances and other improvements (including present and future parking areas) located from time to time in, on or upon the Real Property, and (ii) any and all alterations, reconstructions, additions or expansions to and all repairs or replacements of any such property during the term of this Debenture.

         "BUSINESS DAY" means any day, other than a Saturday or a Sunday, and any day on which banks situated in the Province of New Brunswick are authorized or obligated to be closed.

         "CLOSING DATE" has the meaning ascribed thereto in the Purchase Agreement.

         "COLLATERAL" has the meaning ascribed thereto in subparagraph (c) of Schedule "F".

         "COLLATERAL ACCOUNT" has the meaning ascribed thereto in the Intercreditor Agreement.

         "COLLATERAL PROCEEDS" has the meaning ascribed thereto in the Indenture.

         "CONTRACTS" has the meaning ascribed thereto in subparagraph (b) of Schedule "F".

         "CORPORATION" means PCI Chemicals Canada Inc./Produits Chimiques PCI Canada Inc. and its successors and assigns.

         "DESTRUCTION" has the meaning ascribed thereto in paragraph 12(u)(i).

         "EXCLUDED ASSETS" means (a) the inventory of the corporation, including goods held for sale or lease, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the corporation, (b) accounts due or accruing due and all records entered or recorded by any system of mechanical or electronic data processing or any other information storage device, agreements, books, accounts, invoices, letters, documents and papers recording evidencing or relating thereto, and (c) all contracts, contract rights, chattel paper, documents, instruments and general intangibles arising from or relating to any of the foregoing.

         "ENVIRONMENT" means all components of the earth, including, without limitation, air (and all layers of the atmosphere), land (and all surface and subsurface soil, underground spaces and cavities and all land submerged under water) and water (and all surface and underground water), organic and inorganic matter and living organisms, and the interacting natural systems that include components referred to above in this definition of "Environment".

         "ENVIRONMENTAL LAWS" means all applicable Laws relating to the Environment, Hazardous Substances, pollution or protection of the Environment, including Laws relating to: (i) on site or off-site contamination; (ii) chemical substances or products; (iii) Releases of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Hazardous Substances into the Environment; and (iv) the manufacture, processing, distribution, use, treatment, storage, transport, packaging, labelling, sale, recycling, disposal, destruction, incineration, burial, advertising, display or handling of Hazardous Substances.

         "EQUIPMENT" has the meaning ascribed thereto in subparagraph (c)(ii) of Schedule "F".

         "EVENT OF DEFAULT" has the meaning ascribed thereto in paragraph 13.

         "GOVERNMENTAL ENTITY" means any: (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

         "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, Environmental Laws, energy regulations and occupational safety and health standards or controls, of any Governmental Entity;

         "HAZARDOUS SUBSTANCE" means any Substance which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any applicable Environmental Laws.

         "INDENTURE" means that certain Indenture, dated the date hereof, among the corporation, Pioneer Americas Acquisition Corp. and the other Guarantors named therein, and the Trustee.

         "INSURANCE PROCEEDS" has the meaning ascribed thereto in paragraph 12(u)(i).

         "INTERCREDITOR AGREEMENT" means that certain Intercreditor and Collateral Agency Agreement, dated the date hereof, among the corporation, the Trustee, the Administrative Agent and the lender.

         "LAWS" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and "LAW" means any one of such Laws.

         "LEASES" means all of the right, title and interest which the corporation has from time to time in and to any and all present and future leases, offers to lease and other agreements to lease of the whole or any part of the Real Property, Leasehold Property or Buildings and any and all present or future agreements and licences whereby the corporation gives any other Person the right to use or occupy the whole or any part of the Real Property or Buildings, in each case for the time being in effect, and all revisions, alterations, modifications, amendments, extensions, renewals, replacements or substitutions thereof or therefor which may hereafter be effected or entered into but does not include registered servitudes, rights of superficies, or rights in the nature of a servitude, or a right of superficies.

         "LEASEHOLD PROPERTY" has the meaning ascribed thereto in subparagraph
(b) of Schedule "F".

         "LEASEHOLD PROPERTY CONTRACTS" has the meaning ascribed thereto in subparagraph (b) of Schedule "F".

         "LENDER" means United States Trust Company of New York, as collateral agent, together with any successors thereto in such capacity.

         "LENDERS" means the various financial institutions as are, or may from time to time become, parties to the Term Loan Agreement.

         "LICENSES" has the meaning ascribed thereto in subparagraph (a) of Schedule "F".

         "LIEN" means, with respect to any property of any Person, any charge, mortgage, prior claims, pledge, hypothec, security interest, security under the Bank Act (Canada), lien, conditional sales (or other title retention agreement or lease in the nature hereof, lease (where such Person is the lessee of such property), servitudes, assignment, adverse claims, defect of title, restriction, trust, right of set-off or other encumbrance of any kind in respect of such property, whether or not filed, recorded or otherwise perfected under applicable law.

         "MATERIAL ADVERSE EFFECT" means, as to any Person, asset or property, a material adverse effect on the business, assets, properties, condition (financial or other), operations or results of operations of such Person, asset or property, which effect is not adequately and effectively insured or indemnified against by a financially sound insurance company, and excepting effects arising solely out of general national economic conditions and/or effects arising solely out of matters affecting the industry in which such Person, asset or property conducts business as a whole.

         "MONEY" OR "MONEYS" means those certain proceeds set forth in paragraphs 12 (u)(i) and 12(u)(ii).

         "NEGOTIABLE COLLATERAL" has the meaning ascribed thereto in clause
(c)(v) of Schedule "F".

         "NET AWARD" has the meaning ascribed thereto in paragraph 12(u)(ii).

         "NOTEHOLDERS" means the holders of Notes issued pursuant to the Indenture.

         "NOTES" means notes issued by the corporation pursuant to the Indenture.

         "OBLIGATIONS" has the meaning ascribed thereto in paragraph 8 of this Schedule "C".

         "PAI" means Pioneer Americas, Inc.

         "PAAC" means Pioneer Americas Acquisition Corp.

         "PPSA" means the Personal Property Security Act (New Brunswick).

         "PERMITTED LIENS" has the meaning ascribed thereto in the Term Loan Agreement.

         "PERSON" or "PERSONS" means a corporation, a legal person, a legal entity, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a government agency.

         "PLANT" or "PLANTS" means the Real Property and the Buildings, collectively.

         "PLANS AND SPECIFICATIONS" has the meaning ascribed thereto in paragraph 12(u)(iv)(aa).

         "PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of the 22nd day of September, 1997 between the corporation, ICI Canada Inc., PCI Carolina Inc., Pioneer Companies Inc., ICI Americas Inc. and Imperial Chemical Industries PLC, as same may be amended from time to time.

         "RATE OF INTEREST" means the rate of interest of twenty-five percent (25%) per annum.

         "REAL PROPERTY" has the meaning ascribed thereto in subparagraph (a) of Schedule "F".

         "REAL PROPERTY CONTRACTS" has the meaning ascribed thereto in subparagraph (a) of Schedule "F".

         "RECEIVER" means any of a receiver, manager, receiver-manager and receiver and manager.

         "RELEASE" when used as a verb includes, spill, leak, emit, deposit, discharge, leach, migrate, dump, issue, empty place, seep, exhaust, abandon, bury, incinerate or dispose into the Environment and "RELEASE" when used as a noun has a correlative meaning.

         "RENTS" means all the right, title and interest the corporation has from time to time in and to (i) any and all rent, income, revenues and profits and other amounts payable or derived from the Leases or securing obligations thereunder; and (ii) any and all indemnities and insurance proceeds received, which may be received or to which the corporation is or may become entitled in connection with the Rents.

         "RESTORATION" has the meaning ascribed thereto in paragraph
12(u)(iii).

         "RESTORATION ELECTION NOTICE" has the meaning ascribed thereto in paragraph 12(u)(iii).

         "SECURITY INTEREST" has the meaning ascribed thereto in paragraph 8 of this Schedule "C".

         "SUBSTANCE" means any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma and organic or inorganic matter.

         "SURETY BOND" means a clean irrevocable surety bond or credit insurance policy in favour of the lender issued by an insurance company the claims paying ability rating of which at the time such surety bond or credit insurance policy is delivered is satisfactory to the lender accompanied by an opinion of counsel to such insurance company to the effect that such surety bond or credit insurance policy has been duly authorized, executed and delivered by such insurance company and constitutes the legal, valid and binding obligation of such insurance company enforceable against such insurance company by the lender in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Debenture for which such surety bond will be given, such surety bond and accompanying opinions are responsive to the requirements of this Debenture.

         "TAKING" has the meaning ascribed thereto in paragraph 12(u)(ii).

         "TERM LOAN AGREEMENT" means the term loan agreement, dated as of October 30, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time) among Pioneer Americas, Inc., Pioneer Americas Acquisition Corp., as the parent guarantor, the Lenders, the Administrative Agent, DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders and Salomon Brothers Holding Company Inc., as the Documentation Agent for the Lenders.

         "TRUSTEE" means United States Trust Company of New York, together with any successor(s) thereto in such capacity pursuant to the Indenture.

PPSA DEFINITIONS

2. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the PPSA are used in this Debenture, including its preamble and recitals, with such meanings.

INTERPRETATION

3. This Debenture shall be interpreted in accordance with the following:

         (a) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

         (b) the division of this Debenture into schedules, paragraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture; and

         (c) the word "including" shall mean "including without limitation" and "includes" shall mean "includes without limitation".

SEVERABILITY

4. If any provision of this Debenture is or becomes illegal, invalid or unenforceable, such provision shall be severed from this Debenture and be ineffective to the extent of such illegality, invalidity or unenforceability. The remaining provisions hereof shall be unaffected by such provision and shall continue to be valid and enforceable.

STATUTES, ETC.

5. Unless otherwise specified herein all references to statutes or regulations are to be treated as references to the same as amended, consolidated, revised or re-enacted from time to time, or to any successor or replacement statutes or regulations.

GOVERNING LAW

6. This Debenture shall be governed by, and interpreted in accordance with, the Laws of the Province of New Brunswick and the Laws of Canada applicable therein, without giving effect to any conflicts of laws rules thereof. The Corporation hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of New Brunswick with respect to any matter arising under or related to this Debenture.

SCHEDULES

7. The following schedule attached hereto shall, for all purposes hereof, be incorporated in and form an integral part of this Debenture:

                 Schedule "A"                      Real Property

OBLIGATIONS SECURED

8.       (a)     The mortgages, hypothecs, charges, subleases, pledges,
transfers, assignments and security interests granted hereby (collectively, the "Security Interest") secure payment to the lender, the Trustee, the Noteholders, the Administrative Agent, the Lenders or any of them of the principal amount hereof, interest thereon and all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not and all other amounts from time to time owing hereunder pursuant hereto or arising from dealings between the lender, the Trustee, the Noteholders, the Administrative Agent, the Lenders or any of them and the corporation or from any other dealings or proceedings by which the lender, the Trustee, the Noteholders, the Administrative Agent, the Lenders or any of them may be or become in any manner whatever a creditor of the corporation and wherever incurred and performance and satisfaction by the corporation of all its obligations hereunder and thereunder (collectively, and together with the expenses, costs and charges set out in subparagraph 8(b) of this Schedule "C", the "Obligations").

         (b) All expenses, costs and charges incurred by or on behalf of the lender, the Trustee, the Noteholders, the Administrative Agent or the Lenders, or any of them, in connection with this Debenture, the Security Interest or the realization of the Collateral including, after the occurrence and during the continuance of a Default (as defined therein) of the nature set forth in Section 8.1.9 of the Term Loan Agreement or a Default (as defined therein) of the nature set forth in Section 501(10) of the Indenture or an Event of Default (as defined in the Term Loan Agreement or the Indenture, as the case may be), all legal fees, court costs, Receiver's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral shall be added to and form a part of the Obligations.

ATTACHMENT

9.       (a)     The corporation hereby acknowledges and agrees that:  (i)
value has been given; (ii) the corporation has rights in the Collateral (other than Collateral acquired after the date hereof); and (iii) the corporation has not agreed with any of the lender, the Trustee, the Noteholders, the Administrative Agent or the Lenders to postpone the time for attachment of the Security Interest which shall attach upon the execution of this Debenture and, in the case of Collateral acquired after the date hereof, when the corporation has rights therein.

         (b) The corporation hereby agrees to execute and deliver at its own cost and expense from time to time amendments to this Debenture or the schedules hereto or additional security or schedules as may be required by the lender in order that the Security Interest shall attach to any personal property subsequently acquired by the corporation or not adequately described herein.

SCOPE OF SECURITY INTEREST

10.      (a)     To the extent that the creation of the Security Interest would constitute a breach or permit the acceleration of any agreement, lease, right, license or permit to which the corporation is a party, the Security Interest shall not attach thereto but the corporation shall hold its interest therein in trust for the lender and shall assign such agreement, right, license or permit to the lender or as the lender may direct, forthwith upon obtaining the consent of the other party thereto and the corporation hereby agrees that it shall, upon the request of the lender, use its best efforts to obtain any consent required to permit any such agreement, lease, right, license or permit to be subject to the Security Interest.

         (b) The Security Interest shall not extend or apply to the last day of any term reserved by any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the corporation, but the corporation shall stand possessed of any such reversion in trust to assign and dispose thereof as the lender may direct.

         (c) Neither the lender, the Trustee, the Noteholders, the Administrative Agent nor the Lenders will be deemed in any manner to have assumed any obligation of the corporation under any of the Licenses or Contracts nor shall the lender, the Trustee, the Noteholders, the Administrative Agent or the Lenders be liable to any Governmental Entity by reason of any default by any Person under the Licenses or Contracts. The corporation agrees to indemnify and hold each of the lender, the Trustee, the Noteholders, the Administrative Agent and the Lenders harmless of and from any and all liability, loss or damage which such persons incur by reason of any claim or demand against it based on its alleged assumption of the corporation's duty and obligation to perform and discharge the terms, covenants and agreements in the Licenses and Contracts.

         (d)     The Security Interest shall not extend or apply to Excluded
Assets.

CORPORATION'S DEALINGS WITH COLLATERAL

11. Except as permitted by the Term Loan Agreement and the Indenture, the corporation shall not:

         (a) sell, exchange, lease, release or abandon or otherwise dispose of or otherwise deal with the Collateral; or

         (b) move or transfer the Collateral or any part thereof to a location other than those specified in Schedule "A" or, upon 30 days notice to the lender, to any location owned or leased by a subsidiary of the corporation or PAI.

REPRESENTATIONS AND COVENANTS OF THE CORPORATION

12. The corporation hereby represents and covenants to the lender that:

         (a) CORPORATE POWER AND AUTHORITY. The corporation has the full corporate power and authority to enter into this Debenture and to grant the Security Interest without obtaining the waiver, consent or approval of any lessor, sublessor, Governmental Entity or entity or other party whomsoever and whatsoever which has not been obtained except in the case of certain environmental permits and approvals which, by their terms, are not transferable or cannot be transferred without the prior approval of the issuing agency.

         (b) EXECUTION AND DELIVERY. The execution and delivery of this Debenture have been duly authorized by all necessary corporate action.

         (c) BINDING OBLIGATION. This Debenture, when duly executed and delivered, will be a legal, valid and binding obligation of the corporation enforceable against it in accordance with its terms; provided that such enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally.

         (d) GOOD TITLE. The corporation has good and marketable title to the Collateral. The Buildings upon the Real Property are all within the boundary lines of the Real Property and there are no encroachments thereon that would materially impair the use thereof. The Collateral is free and clear of any and all Liens or encumbrances of any nature or kind except for the Permitted Liens.

         (e) ALL PERMITS. The corporation has all necessary permits, franchises, licenses, rights-of-way, servitudes or other rights or authority needed in connection with the operation and maintenance of the Plants, except where the failure to have the same would not have a Material Adverse Effect; all of the Contracts are presently in full force and effect and no default has occurred or exists thereunder, except where such default would not individually or in the aggregate have a Material Adverse Effect; except for Permitted Liens, the corporation's grant of the Security Interest in the manner herein provided does not result in the creation or imposition of any other Lien or security interest, adverse claim or option upon any of the Collateral.

         (f) PLACE OF BUSINESS. The corporation's registered office is located in the City of Saint John, New Brunswick. The corporation will not change its name, identity or corporate structure or its registered office or chief place of business without notifying the lender at least thirty (30) days prior to the effective date of such change.

         (g) DEFENCE OF TITLE. The corporation will warrant and defend title to the Collateral, subject to Permitted Liens, against the claims and demands of all other Persons whomsoever and will maintain and preserve the Security Interest so long as any of the Obligations secured hereby remain outstanding. Should an adverse claim be made against the title to any material part of the Collateral, the corporation agrees it will immediately notify the lender in writing thereof and defend against such adverse claim to the extent necessary to preserve the lender's rights and benefits hereunder, subject to Permitted Liens, and the corporation further agrees that the lender may take such other reasonable action as it deems advisable to protect and preserve its interests in the Collateral, and in such event the corporation will indemnify the lender against any and all costs, reasonable attorney's fees and other expenses which it may incur in defending against any such adverse claim. Such obligations shall be payable on demand and shall bear interest from the date of demand therefor until paid at the Rate of Interest. Any proceeds of any policy of title insurance maintained by the corporation with respect to the Collateral shall, for the purposes of this Debenture, be paid and applied in the same manner as Insurance Proceeds.

         (h) FIRST-RANKING SECURITY INTEREST. This Debenture is, and always will be maintained as first-ranking Security Interest upon the Collateral, subject to the Permitted Liens, and the corporation will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on parity with the Security Interest upon the Collateral or any part thereof or upon the rents, issues, revenues, profits or other income therefrom, except for the Permitted Liens.

         (i) MAINTENANCE OF COLLATERAL. The corporation will, at its own expense, do or cause to be done all things necessary to preserve and keep in full repair, working order and efficiency, reasonable wear and tear excepted, all of the Collateral, including, without limitation, all Equipment and, from time to time, will make all the needful and proper repairs, renewals and replacements so that at all times the state and condition of the Collateral will be fully preserved and maintained, unless the failure to repair, renew or replace would not materially interfere with the present use or operation of the Collateral.

         (j) PERFORMANCE OF CONTRACTS. The corporation will promptly pay and discharge all rentals, or other payments and will perform or cause to be performed each and every act, matter or thing required by, each and all of the contracts, instruments or agreements executed in connection with or incident to the ownership and operation of the Plants and being a portion of the Collateral and will do all other things necessary to keep unimpaired the corporation's rights with respect thereto and to prevent any forfeiture thereof or default thereunder, unless such forfeiture or default shall not individually or in the aggregate have a Material Adverse Effect. The corporation will operate the facilities comprising the Plants in a good and workmanlike manner and in accordance with the practices of the industry and in compliance in all material respects with all Governmental Requirements affecting ownership and operation of such facilities, including without limitation, Environmental Laws.

         (k) NAME OF CORPORATION. The corporation does not do business with respect to the Collateral under any name other than PCI Chemicals Canada Inc./Produits Chimiques PCI Canada Inc.

         (l) OPERATION BY THIRD PARTIES. To the extent any of the Collateral is operated by a party or parties other than the corporation, the corporation's covenants as expressed hereunder are modified to require that the corporation use its best efforts (including without limitation the reasonable exercise of all rights and remedies as are available to the corporation) to obtain compliance with such covenants by the operator or operators of the Collateral.

         (m) COMPLIANCE WITH LAWS. The Plants comply in all material respects with all local land use requirements of Governmental Entities except for possible nonconforming uses or violations which do not and will not materially interfere with the present use, operation or maintenance thereof as now used, operated or maintained.

         (n) PAYMENT OF TAXES, INSURANCE PREMIUMS, ASSESSMENTS; COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.

                 (i) Unless contested in accordance with the provisions of paragraph 12(n)(v) hereof, the corporation shall pay and discharge or cause to be paid and discharged, from time to time when the same shall become due, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges, and all other public charges imposed upon or assessed against the Collateral or any part thereof or upon the revenues, rents, issues, income and profits of the Collateral, including, without limitation, those arising in respect of the occupancy, use or possession thereof.

                 (ii) During the continuance of an Event of Default, the corporation shall deposit with the lender, on the first day of each month, an amount reasonably estimated by the corporation to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by the corporation under paragraph 12(n)(i) and amounts reasonably estimated by the corporation to be necessary to maintain the insurance coverages contemplated in paragraph 12(p) below, which estimates shall not be less than one-twelfth (1/12th) of the annual taxes, assessments, insurance premiums and other items required to be discharged by the corporation during the year immediately preceding the year during which such Event of Default occurred. Such amounts shall be held by the lender without interest to the corporation and applied to the payment of each obligation in respect of which such amounts were deposited, in such order or priority as the lender shall determine, on or before the date on which such obligation would become delinquent. If at any time the amounts so deposited by the corporation shall, in the lender's judgment, be insufficient (when added to the installments anticipated to be paid thereafter) to discharge any of such obligations when due, the corporation shall, immediately upon demand, deposit with the lender such additional amounts as may be requested by the lender. Nothing contained in this paragraph 12(n) shall affect any right or remedy of the lender under any provision of this Debenture or of any statute or rule of Law to pay any such amount from its own funds (provided however, that the lender shall not in any event be obligated to pay any of such amounts from its own funds) and to add the amount so paid, together with interest at the Rate of Interest, to the obligations, or relieve the corporation of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by the corporation under paragraph 12(n)(i). All sums held pursuant to this paragraph 12(n) shall form part of the Collateral. During the continuance of any Event of Default, the lender may apply all or any part of the sums held pursuant to this paragraph 12(n) to payment and performance of the Obligations in accordance with the provisions of the Intercreditor Agreement. The corporation shall redeposit with the lender an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default, in addition to fulfilment of any other required conditions.

                 (iii) Unless contested in accordance with the provisions of paragraph 12(n)(v), the corporation shall timely pay (or obtain a bond in the amount of) all lawful claims and demands of mechanics, materialmen, labourers, warehousemen, employees, suppliers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid or not bonded, could result in or permit the creation of a Lien (other than a Permitted Lien) on the Collateral or any part thereof or the Rents arising therefrom, or which might result in forfeiture of all or any part of the Collateral.

                 (iv) The corporation shall maintain, or cause to be maintained, in full force and effect, all permits, certificates, authorizations, consents, approvals, registrations, filings, licenses, franchises or other instruments now or hereafter required by any Governmental Entity to operate or use and occupy the Plants and the Equipment for its intended uses (collectively, the "PERMITS"; each, a "PERMIT"), unless the failure to maintain such Permits would not individually or in the aggregate have a Material Adverse Effect. Unless contested in accordance with the provisions of paragraph 12(n)(v), the corporation shall comply promptly with, or cause prompt compliance with, all requirements set forth in the Permits and all Governmental Requirements applicable to all or any part of the Collateral or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force unless the compliance therewith would not individually or in the aggregate have a Material Adverse Effect. The corporation shall not initiate or consent to any change in the zoning, subdivision or any other use classification of the Real Property, if such action could have a material adverse effect on the Security Interest or materially impair the present use and operation of the Collateral or materially impair the lender's rights or benefits hereunder, without the prior written consent of the lender.

                 (v) The corporation may at its own expense contest the amount or applicability of any of the obligations described in 12(n)(i), 12(n)(iii) and 12(n)(iv) by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof or the sale or forfeiture of the Collateral or any part thereof to satisfy such obligations; provided, however, that:

                          aa) any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted; and

                          bb)     in connection with such contest, the
                                  corporation shall have made provision for the payment or performance of such contested obligation on the corporation's books if and to the extent required by generally accepted accounting principles then utilized by the corporation in the preparation of its financial statements, or shall have deposited with the lender a sum sufficient to pay and discharge such obligation and the lender's estimate of all interest and penalties related thereto.

                                  Notwithstanding the foregoing provisions of this paragraph 12(n)(v):

                          cc) no contest of any such obligations may be pursued by the corporation if such contest would expose the lender, or any of the Administrative Agent, the Trustee, the Noteholders or the Lenders to any possible criminal liability or, unless the corporation shall have furnished an Additional Undertaking therefor satisfactory to the lender in respect of any civil liability for failure to comply with such obligations; and

                          dd) if at any time payment or performance of any obligation contested by the corporation pursuant to this paragraph 12(n)(v) shall become necessary to prevent the delivery of a tax or similar deed conveying the Collateral or any portion thereof because of nonpayment or nonperformance, the corporation shall pay or perform the same in sufficient time to prevent the delivery of such tax or similar deed.

                 (vi) The corporation shall, not in its use and occupancy of the Plants or the Equipment (including, without limitation, in the making of any Alteration) take any action that would cause the termination, revocation or denial of any insurance coverage required to be maintained under this Debenture or, that pursuant to written notice from any applicable insurer, would be the basis for a defence to any claim under any insurance policy maintained in respect of any of the Plants or the Equipment and the corporation shall otherwise comply in all material respects with the requirements of any insurer that issues a policy of insurance in respect of any of the Plants or the Equipment.

                 (vii) The corporation shall, promptly upon receipt of any written notice regarding any failure by the corporation to pay or discharge any of the obligations described in paragraph 12(n)(i) or 12(n)(vi), furnish a copy of such notice to the lender. The corporation shall, promptly upon receipt of any written notice regarding any failure by the corporation to pay or discharge any of the obligations described in paragraph 12(n)(iii) or 12(n)(iv), furnish a copy of such notice to the lender, if such failure would have a Material Adverse Effect.

         (o) CERTAIN TAX LAW CHANGES. In the event of the passage after the date of this Debenture of any Law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the Laws for the taxation of debentures or debts secured by debentures for federal, provincial, municipal or local purposes or the manner of the collection of any such taxes, and imposing a new tax, either directly or indirectly, on this Debenture or the interest of any of the lender, the Administrative Agent, the Trustee, the Lenders and the Noteholders in any Collateral (other than income, franchise or similar taxes imposed on such Person), or in the event that any regulation or regulatory amendment becoming effective after the date hereof imposes any federal or provincial or municipal or local tax on interest income received with respect to any Obligation, the corporation shall promptly pay the lender such amount or amounts as may be necessary from time to time to pay such tax.

         (p)     REQUIRED INSURANCE POLICIES.

                 (i) The corporation shall maintain, or cause to be maintained, as of and from the Closing Date, in full force and effect the following insurance coverages in respect of the Plants and the Equipment:

                          (aa) Physical hazard insurance on an "all risk" basis covering hazards commonly covered by fire and extended coverage, lightning, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Buildings and all Equipment, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Plant and located in the locality where such Plant is located. "Full replacement cost" means the cost of construction to replace the Buildings and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time by a proper officer of the corporation in consultation with its insurance company or insurance agent, as appropriate;

                          (bb) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about any of the Plants and any adjoining streets, sidewalks and passageways and covering any and all claims, including, without limitation, all legal liability, subject to customary exclusions, to the extent insurable, imposed upon the lender or any of the Administrative Agent, Trustee, Lenders or Noteholders, and all court costs and attorneys' fees arising out of or connected with the possession, use, leasing, operation or condition of the Plants, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Plant and located in the locality where the Plant is located;

                          (cc) Comprehensive boiler and machinery insurance to cover sudden and accidental breakdown, including but not limited to, explosion of any boilers and machinery located on the Plants or comprising any Equipment, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Plant and the Equipment and located in the locality where the Plant is located;

                          (dd) Comprehensive automobile liability insurance policy against claims for bodily injury, death and property damage covering all owned, leased, non-owned and hired motor vehicles, including loading and unloading in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Plant and the Equipment and located in the locality where the Plant is located;

                          (ee) Business interruption insurance on an annual basis in amounts not less than the projected gross profit of each of the Plants during the applicable twelve-month period but in no event less than the amount necessary to pay the fixed charges and other expenses of owning, operating and maintaining the Collateral for the same period;

                          (ff) To the extent not otherwise covered by the insurance required under paragraphs 12(p)(i)(aa) and 12(p)(i)(bb), during the performance of any Alterations, renovations, repairs, restorations or construction, broad form Builders Risk Insurance on an all- risk completed value basis; and

                          (gg) Such other insurance, against such risks and with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Plants and located in the localities in which the Plants are located.

                 (ii) The corporation may maintain the coverages required by this paragraph 12(p) under blanket policies covering the Plants and other locations owned or operated by the corporation if the terms of such blanket policies otherwise comply with the provisions of this paragraph 12(p) and contain specific coverage allocations in respect of each of the Plants determined in accordance with the provisions of this paragraph 12(p). All insurance policies in respect of the coverages required by paragraphs 12(p)(i)(aa), 12(p)(i)(dd), 12(p)(i)(ff)
                          and, if applicable, 12(p)(i)(gg) shall be in amounts at least sufficient to prevent coinsurance liability and all losses thereunder shall be payable to the lender, as loss payee, subject to the terms of the Intercreditor Agreement, pursuant to a standard Canadian Insurance Bureau standard mortgagee clause for use in the Province of New Brunswick, or any equivalent thereof, and each such policy shall, to the extent obtainable at commercially reasonable costs,

                          (aa) include effective waivers (whether under the terms of such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds other than the corporation and all rights of subrogation against any named insured, and

                          (bb) provide that any losses thereunder shall be payable notwithstanding (I) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by the corporation or the lender or any other named insured or loss payee, (II) the occupation or use of the Plant or the Equipment for purposes more hazardous than permitted by the terms of the policy, (III) any foreclosure or other proceeding or notice of sale relating to the Plant or the Equipment, or (IV) any change in the title to or ownership or possession of the Plant or the Equipment; provided, however, that (with respect to items contemplated in clauses (III) and (IV) above) any notice requirements of the applicable policies are satisfied. All insurance policies in respect of the coverages required by paragraphs 12(p)(i)(bb), 12(p)(i)(ee) and, if applicable, 12(p)(i)(gg) shall name the lender as an additional insured.

                 (iii) Each policy of insurance required under this paragraph 12(p) shall provide that:

                          (aa) notices of any failure by the corporation to pay any insurance premium in respect thereof, be furnished to the lender contemporaneously with any such notice given to the corporation; and

                          (bb)    it may not be cancelled or otherwise
                                  terminated without at least twenty (20) days' prior written notice to the lender and shall permit the lender to pay any premium therefor within twenty (20) days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance or certificates of insurance evidencing the required coverages and all renewals or extensions thereof shall be delivered to the lender upon receipt by the corporation. Settlement of any claim under any of the insurance policies referred to in this paragraph 12(p) (other than the insurance contemplated in paragraph 12(p)(i)(cc)) which in the corporation's reasonable judgment involves loss of

                                  $1,000,000 in lawful currency of the United
                                  States or more, shall require the prior
                                  approval of the lender (acting pursuant to the provisions of the Intercreditor Agreement) and the corporation shall use its best efforts to cause each such insurance policy to contain a provision to such effect.

                 (iv) At least fifteen (15) days prior to the expiration of any insurance policy required by this paragraph 12(p), the corporation shall deliver to the lender evidence that such policy or policies shall be renewed or extended and the corporation shall deliver promptly to the lender after receipt thereof the policy or policies renewing or extending such expiring policy or renewal or extension certificates or other evidence of renewal or extension, together with a receipt showing payment of the premium thereof.

                 (v) The corporation shall not purchase additional policies in respect of the insurance coverages required to be maintained under this paragraph 12(p), unless the lender is included thereon as an additional named insured and, if applicable, with loss payable to the lender under an endorsement containing the provisions described in paragraph 12(p)(ii) and the policy evidencing such insurance otherwise complies with the requirements of paragraph 12(p)(ii). The corporation immediately shall notify the lender whenever any such separate insurance policy is obtained and promptly shall deliver to the lender the policy or certificate evidencing such insurance.

         (q) INSPECTION. The corporation shall permit the lender, by its agents, accountants and attorneys, to visit and inspect the Collateral upon reasonable prior notice at such times as may be reasonably requested by the lender.

         (r) THE CORPORATION TO MAINTAIN IMPROVEMENTS. The corporation shall not commit any waste on the Plants or with respect to any Equipment or make any change in the use of the Plant or any Equipment. The corporation represents and warrants that:

                 (i) to the corporation's knowledge, the Plants are served by all electric, gas, sewer, water facilities and any other utilities required or necessary for the current use thereof and any easements or servitudes necessary to the furnishing of such utility service by the corporation have been obtained and duly recorded; and

                 (ii) the corporation has access to the Plants from public roads sufficient to allow the corporation and its tenants and invitees to conduct its and their businesses at the Plants as they are currently conducted. The corporation shall not materially alter the occupancy or use of the Plant without the prior written consent of the lender. Except as otherwise permitted by the Intercreditor Agreement, no Buildings comprising a portion of any of the Plants may be demolished nor shall any Equipment be removed without the prior written consent of the lender.

         (s)     LEASES.

                 (i) All of the Leases are valid and effective in accordance with their respective terms, except that the enforcement thereof may be subject to:

                          (aa) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally; and

                          (bb)    general equitable principles.

                          To the corporation's knowledge, the corporation is not in material breach of or in default (and to the corporation's knowledge, no event has occurred which with due notice or lapse of time or both, may constitute such a material breach or default) under any Lease, and no party to any Lease has given the corporation written notice of or made a claim with respect to any breach or default, the consequences of which, individually or in the aggregate, would have a Material Adverse Effect on the corporation.

                 (ii) The corporation shall mange and operate the Collateral or cause the Collateral to be managed and operated in a reasonably prudent manner and, except as otherwise permitted under paragraph 12(t), will not enter into any Lease (or any amendment or modification thereof) or other agreement subsequent to the date hereof with any Person which, in the reasonable judgment of the corporation, individually or in the aggregate, would have a Material Adverse Effect on the value of the property subject thereto.

                 (iii)    The corporation shall not:

                          (aa) receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (i) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and (ii) the corporation may receive and collect escalation and other charges in accordance with the terms of each Lease;

                          (bb) assign transfer, mortgage or grant a security interest in (other than to the lender hereunder or as otherwise permitted under paragraph 12(t) of this Debenture) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of the corporation as lessor under any Lease or the Rents, issues, revenues, profits or other income of the Collateral;

                          (cc) enter into any Lease after the date hereof that does not contain terms to the effect as follows:

                                  (I)      such Lease and the rights of the
                                           tenant thereunder shall be subject
                                           and subordinate to the rights of the
                                           lender under this Debenture;

                                  (II)     such Lease has been mortgaged or
                                           charged by the corporation, as
                                           landlord thereunder, to the lender
                                           under this Debenture;

                                  (III)    in the case of any foreclosure, the
                                           rights and remedies of the tenant in
                                           respect of any obligations of any
                                           successor landlord thereunder shall
                                           be limited to the equity interest of
                                           such successor landlord in the Plant
                                           and any successor landlord shall not
                                           (a) be liable for any act, omission
                                           or default of any prior landlord
                                           under the Lease, or (b) be required
                                           to make or complete any tenant
                                           improvements or capital improvements
                                           or repair, restore, rebuild or
                                           replace the demised premises or any
                                           part thereof in the event of damage,
                                           casualty or condemnation, or (c) be
                                           required to pay any amounts to
                                           tenant arising under the lease prior
                                           to such successor landlord taking
                                           possession;

                                  (IV)     the tenant's obligation to pay rent
                                           and any additional rent shall not be
                                           subject to any abatement, deduction,
                                           counterclaim or setoff as against
                                           the lender or any purchaser upon any
                                           foreclosure hereunder in respect of
                                           any portion of a Plant, and the
                                           lender or such purchaser will not be
                                           bound by any advance payments of
                                           rent in excess of one month or any
                                           security deposits unless such
                                           security was actually received;  and

                                  (V)      the tenant agrees to attorn, at the
                                           option of the lender or any
                                           purchaser of a Plant, to the
                                           successor owner upon any foreclosure
                                           hereunder in respect of a Plant or
                                           the giving or granting of a deed in
                                           lieu thereof;  and

                          (dd) terminate or permit the termination of any Lease of space, accept surrender of all or any portion of the space demised under any Lease prior to the end of the term thereof or accept assignment of any Lease to the corporation which, in the reasonable judgment of the corporation, individually or in the aggregate, would have a Material Adverse Effect or materially impair the Security Interest unless:

                                  (I)      the tenant under such Lease has not
                                           paid the equivalent of two months'
                                           rent and the corporation has made
                                           reasonable efforts to collect such
                                           rent; or

                                  (II) the corporation shall deliver to the lender an officer's certificate to the effect that the corporation has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by the corporation) sufficient to pay the rent and other charges due under the new Lease (or Leases), and the tenant(s) shall have commenced paying rent, including, without limitation, all operating expenses and other amounts payable under the new Lease (or Leases), without any abatement or concession, in an amount at least equal to the amount which would have then been payable under the terminated or assigned Lease.

                 (iv) The corporation timely shall perform and observe all the terms, covenants and conditions required to be performed and observed by the corporation under each Lease and will not engage in any conduct in respect of any Lease which would have individually or in the aggregate a Material Adverse Effect or materially impair the Security Interest. The corporation promptly shall notify the lender of the receipt of any notice from any lessee under any Lease claiming that the corporation is in material default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by the corporation and will cause a copy of each such notice to be delivered promptly to the lender.

         (t) TRANSFER RESTRICTIONS. Except as otherwise permitted by the Intercreditor Agreement, the corporation shall not, without the prior written consent of the lender, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Collateral or suffer any of the foregoing to occur by operation of Law or otherwise (each a "TRANSFER"); provided, however, the corporation may so encumber the Collateral to the extent such encumbrances are of the kind listed in clause (d) of the definition of "Permitted Liens". Any proceeds of such permitted Transfer shall be deemed Collateral Proceeds (as defined in the Indenture) and are hereby assigned and shall be paid to the lender to be held in the Collateral Account (as defined in the Intercreditor Agreement) and disbursed pursuant to the Intercreditor Agreement.

         (u)     DESTRUCTION; EXPROPRIATION.

                 (i) If there shall occur any damage to, or loss or destruction of, the Buildings and Equipment, or any part of any thereof (each, a "DESTRUCTION"), the corporation shall promptly send to the lender a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of any such Destruction are hereby assigned and shall be paid to the lender to be held in the Collateral Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, if such proceeds are in an amount less than $1,000,000 in lawful currency of the United States, such proceeds shall be paid directly to the corporation. All insurance proceeds paid to the lender pursuant to this section, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "INSURANCE PROCEEDS"), shall constitute Moneys and be applied in accordance with the provisions of paragraphs 12(u)(iii) , 12(u)(iv) and (12(u)(v).

                 (ii) If there shall occur any taking of the Collateral or any part thereof, in or by expropriation proceedings pursuant to any Law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral or any part thereof, by any Governmental Entity, civil or military (each, a "TAKING"), the corporation immediately shall notify the lender upon receiving notice of such Taking or commencement of proceeding therefor. The lender may (but shall not be obligated to) participate in any proceedings or negotiations which might result in any Taking. The lender may be represented by counsel satisfactory to it at the expense of the corporation. The corporation shall deliver or cause to be delivered to the lender all instruments requested by it to permit such participation. The corporation shall in good faith and with due diligence file and prosecute what would otherwise be the corporation's claim for any such award or payment and cause the same to be collected and paid over to the lender, and hereby irrevocably authorizes and empowers the lender, in the name of the corporation as its true and lawful attorney-in-fact or otherwise, during the continuance of an Event of Default to collect and to receipt for any such award or payment, and, in the event the corporation fails so to act, to file and prosecute such claim. The corporation shall pay all costs, fees and expenses incurred by the lender in connection with any Taking and seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to the lender to be held in the Collateral Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, if such proceeds are in an amount less than $1,000,000 in lawful currency of the United States, such proceeds shall be paid directly to the corporation. The corporation shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment paid to the lender, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("NET AWARD"), shall constitute Moneys and be applied in accordance with the provisions of paragraphs 12(u)(iii), 12(u)(iv) and 12(u)(v).

                 (iii) So long as no Event of Default shall have occurred and be continuing, the corporation shall have the right, at the corporation's option, to perform a restoration (a "RESTORATION") of the affected portions of the Plant and the Equipment. In the event the corporation elects to perform a Restoration, the corporation shall give written notice ("RESTORATION ELECTION NOTICE") of such election to the lender within twenty (20) business days after the date that the lender receives the applicable Insurance Proceeds or Net Award, as the case may be. The corporation shall, within twenty
                          (20) business days following the date of delivery of a Restoration Election Notice, commence and diligently continue to perform the Restoration of that portion or portions of the Plant and Equipment subject to such Destruction or affected by such Taking so that, upon the completion of the Restoration, the Collateral shall be in the same condition and shall be of at least equal utility for its intended purposes as the Collateral was immediately prior to such Destruction or Taking. The corporation shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Insurance Proceeds is insufficient for such purpose. In the event the lender does not receive a Restoration Election Notice within such twenty (20) business day period, the lender shall deal with such Insurance Proceeds or Net Award in accordance with the provisions of the Intercreditor Agreement.

                 (iv) In the event a Restoration is to be performed under this paragraph 12(u)(iv), the lender shall not release any part of the Net Award or the Insurance Proceeds except in accordance with the provisions of paragraph 12(u)(iii) and the corporation shall, prior to commencing any work to effect a Restoration of the Plant and the Equipment, promptly (but in no event later than one- hundred twenty (120) days following any Destruction or Taking) furnish to the lender:

                          (aa) complete plans and specifications (the "PLANS AND SPECIFICATIONS") for the Restoration;

                          (bb) an officers' certificate stating that all permits and approvals required by Law to commence work in connection with the Restoration have been obtained;

                          (cc) a certificate (an "ARCHITECT'S CERTIFICATE") of an independent, reputable architect or engineer acceptable to the lender and licensed in the Province of New Brunswick (i) stating that the Plans and Specifications have been reviewed and approved by the signatory thereto, (ii) containing such signatory's estimate (an "ESTIMATE") of the costs of completing the Restoration, and
                                  (iii) upon completion of such Restoration in accordance with the Plans and Specifications, the utility of the Plant and the Equipment will be equal to or greater than the utility thereof immediately prior to the Destruction or Taking relating to such Restoration; and

                          (dd) if the Estimate exceeds the Insurance Proceeds or the Net Award, as the case may be, by $5,000,000 in lawful currency of the United States or more, an Additional Undertaking in an amount equal to not less than the Estimate less the amount of the Insurance Proceeds or the Net Award, as the case may be, then held by the lender for application toward the cost of such Restoration.

                          Upon receipt by the lender of each of the items required pursuant to paragraphs 12(u)(iv)(aa) through 12(u)(iv)(dd) above, the lender shall acknowledge receipt of the Plans and Specifications. Promptly upon such acknowledgement of receipt by the lender, the corporation shall commence and diligently continue to perform the Restoration substantially in accordance with such Plans and Specifications and in material compliance with all Governmental Requirements, free and clear of all Liens except Permitted Liens. The corporation shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Insurance Proceeds is insufficient for such purpose.

                 (v) In the event the corporation performs a Restoration of any of the Plants and Equipment as provided in paragraph 12(u)(iv), the lender shall apply any Insurance Proceeds or Net Award held by the lender on account of the Destruction or Taking to the payment of the cost of performing such Restoration pursuant to the relevant provisions of the Intercreditor Agreement. In the event there shall be any surplus after application of the Net Award or the Insurance Proceeds to Restoration of the Plants and the Equipment, such surplus shall become Net Proceeds, as defined in the Indenture for application in accordance thereunder; provided, however, that if an Event of Default shall have occurred and be continuing, such surplus shall be applied by the lender to the payment of the Obligations, in accordance with Article 6 of the Intercreditor

                          Agreement. Notwithstanding anything to the contrary herein, if a Destruction or Taking of all or substantially all of the Collateral occurs on a date which is less than 12 months prior to Maturity, as such term is defined in the Indenture, all Insurance Proceeds and Net Awards shall be applied to the permanent repayment or prepayment of any Secured Obligations then outstanding in accordance with the Intercreditor Agreement.

         (v) ALTERATIONS. The corporation shall not make any material structural addition, modification or change (each, an "ALTERATION") to any Plant or the Equipment which would materially diminish the utility of the Collateral or impair the Security Interest. Whether or not the lender has consented to the making of any Alteration, the corporation shall (i) complete each Alteration promptly, in a good and workmanlike manner and in material compliance with all applicable local Laws, and (ii) pay when due all claims for labour performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of paragraph 12(n)(v).

         (w)     HAZARDOUS MATERIAL.

                 (i) Except with respect to those matters which would not reasonably be expected to have a Material Adverse Effect, to the best knowledge of the corporation, the corporation holds all Permits required to permit the corporation to conduct its business in the manner now conducted and none of the corporation's operations are being conducted in a manner that violates in any material respect the terms and conditions under which any such Permit was granted, including without limitation, under any Environmental Laws, except those permits that are expected to be transferred in the ordinary course after the date hereof; to the best of the knowledge of the corporation all such Permits are valid and in full force and effect; and to the knowledge of the corporation, no suspension, cancellation, revocation or termination of any such Permit is threatened.

                 (ii) Except as set forth in the Term Loan Agreement, there are no material claims, actions, suits, proceedings or investigations pending or to the knowledge of the corporation, threatened, before any Governmental Entity or before any arbitrator brought by or against the corporation or with respect to any of the Collateral the basis of which is any Environmental Law.

                 (iii) The corporation shall (or shall cause other parties obligated to do so under or in accordance with contracts with or indemnity to the corporation):

                          (aa) take all commercially reasonable actions to comply with any and all applicable present and future Environmental Laws relating to the Plants;

                          (bb) pay in a timely fashion the cost of any removal, response measure or corrective action relating to any Hazardous Materials required by any Environmental Law or any order, regulation, consent decree or similar agreement or instrument and keep the Collateral free of any Lien imposed pursuant to any Environmental Law;

                          (cc) take all commercially reasonable actions to not Release any Hazardous Materials on, under or from the Collateral in violation of any Environmental Law;

                          (dd) apply any insurance proceeds or other sums received by it in respect of the removal of any Hazardous Material or any other corrective action relating to any Hazardous Material to such removal or corrective action; and

                          (ee) not take, or fail to take any action required under any Environmental Laws or in connection with any Hazardous Materials that could reasonably be expected to result in the incurrence of any obligation or liability of any of the lender, Administrative Agent, Trustee, Lenders or Noteholders. During the continuance of an Event of Default, in the event the corporation fails to comply with the covenants in the preceding sentence, the lender may (upon receipt of an indemnity satisfactory to the lender), in addition to any other remedies set forth herein, but shall not be obligated to, as mandatary for and at the corporation's sole cost and expense cause to be taken, any remediation, removal, response or corrective action relating to Hazardous Materials that is required by Environmental Law and is not being done or contested by the corporation. Any costs or expenses incurred by the lender for such purpose shall be immediately due and payable by the corporation and shall bear interest at the Rate of Interest. The corporation shall provide to the lender and its agents and employees access to the Collateral to take any action required by Environmental Laws, or in connection with any Hazardous Materials, that could be expected to result in the incurrence of any obligation or liability of any of the lender, Administrative Agent, Trustee, Lenders or Noteholders, if the corporation fails to do so and such action or removal is required under any Environmental Laws as provided above. Upon written request by the lender, which shall include a reasonably specific statement of the basis thereof (which shall be specific to the condition of the Collateral and the alleged violation of Environmental Law) and which shall be made not more frequently than once in any twelve-month period or any time that the lender is exercising its remedies under this Debenture, the lender shall have the right (upon receipt of an indemnity satisfactory to the lender), but shall not be obligated, at the sole cost and expense of the corporation, to conduct an environmental audit or review of the Collateral relating to the specific items as required in writing or relating to the remedy that the lender is exercising under this Debenture by persons or firms appointed by the lender, and the lender shall cooperate in all reasonable respects in the conduct of such environmental audit or review, including, without limitation, by providing reasonable access to the Collateral and to all records relating thereto. The corporation shall indemnify and hold each of the lender, Administrative Agent, Trustee, Lenders and Noteholders harmless from and against all loss, cost, damage or expense (including, without limitation, attorneys' fees) that any of the lender,

                                  Administrative Agent, Trustee, Lenders and
                                  Noteholders may sustain by reason of the assertion against such party of any claim relating to such Hazardous Materials or actions taken with respect thereto as authorized hereunder. Nothing contained herein shall result in any of the lender, Administrative Agent, Trustee, Lenders and Noteholders being deemed an "owner" or "operator" under applicable Environmental Law.

                 (iv) The corporation may at its own expense contest the amount or applicability of any of the obligations described in the first sentence of paragraph 12(w)(iii) by appropriate legal proceedings, prosecution of which operates to prevent the enforcement thereof; provided, however, that:

                          (aa) any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted; and

                          (bb)    in connection with such contest, the
                                  corporation shall have made provision for the payment or performance of such contested obligation on the corporation's books if and to the extent required by generally accepted accounting principles then utilized by the corporation in the preparation of its financial statements, or shall have deposited with the lender a sum sufficient to pay and discharge such obligation and the lender's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this paragraph 12(w)(iv), no contest of any such obligations may be pursued by the corporation if such contest would expose the lender, or any of the Administrative Agent, Trustee, Lenders or Noteholders to any possible criminal liability or, unless the corporation shall have furnished an Additional Undertaking therefor satisfactory to the lender for any civil liability for failure to comply with such obligations.

         (x) ASBESTOS. The corporation shall not install nor permit to be installed in the Collateral friable asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable Environmental Laws respecting such material. With respect to ACM currently present in the Collateral, except with respect to matters which would not have a Material Adverse Effect, the corporation shall comply with all Laws applicable to ACM located on any of the Plants, all at the corporation' sole cost and expense. If the corporation shall fail so to comply with such Laws, the lender may (upon receipt of an indemnity satisfactory to the lender) during the continuance of an Event of Default, but shall not be obligated to, in addition to any other remedies set forth herein, take those steps reasonably necessary to comply with applicable Laws. Any costs or expenses incurred by the lender for such purpose shall be immediately due and payable by the corporation and bear interest at the Rate of Interest. The corporation shall provide to the lender and its agents and employees reasonable access to the Collateral upon reasonable prior notice to remove such ACM if the corporation fails to do so and removal is required under any Environmental Law as provided for above; provided, however, that nothing contained herein shall obligate the lender to exercise any rights under such access. The corporation shall indemnify and hold each of the lender, Administrative Agent, Trustee, Lenders and Noteholders harmless from and against all loss, cost, damage and expense that any of the lender, Administrative Agent, Trustee, Lenders and Noteholders may sustain as a result of the presence of any ACM and any removal thereof in compliance with any applicable Environmental Law.

         (y) BOOKS AND RECORDS; REPORTS. The corporation shall keep proper books of record and account, which shall accurately represent the financial condition of the corporation and the business affairs of the corporation relating to the Collateral. The lender and its authorized representatives shall have the right, from time to time, upon reasonable prior notice to examine the books and records of the corporation relating to the operation of the Collateral at the office of the corporation.

         (z) NO CLAIMS AGAINST THE LENDER. Nothing contained in this Debenture shall constitute any consent or request by the lender, express or implied, for the performance of any labour or services or the furnishing of any materials or other property in respect of the Plant or any part thereof, nor as giving the corporation any right, power or authority to contract for or permit the performance of any labour or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the lender in respect thereof or any claim that any Lien based on the performance of such labour or services or the furnishing of any such materials or other property is ranked in priority to the Security Interest.

         (aa) UTILITY SERVICES. The corporation shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, and all protective services, any other services of whatever kind or nature at any time rendered to or in connection with the Plants or any part thereof, shall comply in all material respects with all contracts relating to any such services, and shall do all other things reasonably required for the maintenance and continuance of all such services to the extent required to fulfil the obligations set forth in paragraph 12(r).

DEFAULT

13. The Security Interest shall become enforceable against the corporation if and only if and when the corporation shall fail to pay, perform or satisfy any of the Obligations when due and payable or required to be performed or satisfied, as the case may be, but not otherwise (each such failure is an "Event of Default"). Upon the occurrence of an Event of Default, the Obligations shall immediately become due and payable by the corporation to the lender without the necessity of any further act or formality and, thereafter, the corporation shall not be entitled to sell, assign, transfer, exchange, lease or otherwise dispose of or deal with all or any part of the Collateral.

REMEDIES

14. Whenever the Security Interest has become enforceable, the lender may in its discretion:

         (a) take possession of all or any part of the Collateral with power to exclude the corporation and its officers, employees and agents therefrom;

         (b) take all such steps as the lender may consider necessary or desirable for the purposes of preserving, maintaining and completing all or any part of the Collateral and making such replacements thereof and improvements and additions thereto as the lender may consider expedient;

         (c) carry on all or any part of the business of the corporation relating to the Collateral and use all or any part of the Collateral directly in carrying on the corporation's business or as security for loans or advances to enable the lender to carry on the corporation's business or otherwise;

         (d) receive the rents, incomes and profits of any kind whatsoever from the Collateral and pay therefrom: (i) any expenses of preserving, maintaining and completing the Collateral, of making such replacements thereof and improvements and additions thereto as the lender may consider expedient and of carrying on all or any part of the corporation's business relating to the Collateral; and (ii) any charges against the Collateral ranking in priority to or pari passu with the Security Interest or the payment of which may be necessary or desirable to preserve or protect all or any part of the Collateral or the interest of the lender therein;

         (e) lease all or any part of the Collateral and renew from time to time all or any of the Leases on such terms and conditions as the lender may determine;

         (f) with or without taking possession, take any action or proceedings to enforce the performance of any covenant contained in any of the Leases;

         (g) enjoy and exercise all the powers of the corporation as the lender considers necessary or desirable for the exercise of any and all of the remedies of the lender provided for herein, including the powers to make any arrangement or compromise on behalf and in the name of the corporation which the lender considers expedient, to purchase on credit and borrow money on behalf and in the name of the corporation and to advance moneys to the corporation, all at such rates of interest as the lender may consider reasonable, and to enter into contracts and undertake obligations on behalf of and in the name of the corporation for any and all of the foregoing purposes or which the lender considers necessary or desirable for the exercise of any of the rights, powers and remedies of the lender provided for herein, all of which borrowings, advances and obligations together with interest thereon shall, at the discretion of the lender, be entitled to the security hereof in priority to the payment of the Obligations;

         (h) sell or otherwise dispose of all or any part of the Collateral;

         (i) apply to a court for the appointment of a Receiver to take possession of all or such part of the Collateral as the lender shall designate, with such duties, powers and obligations as the court making the appointment shall confer;

         (j) appoint a Receiver of all or any part of the Collateral by instrument in writing executed by the lender;

         (k) institute proceedings in any court of competent jurisdiction for sale or foreclosure of the Collateral; and

         (l) take any steps or proceedings of any kind permitted by applicable Law or in equity or otherwise to enforce payment of the Obligations or performance of any other covenant or obligation of the corporation contained herein, including without limitation the powers conferred upon a mortgagee under the Property Act (New Brunswick), and exercise all rights and remedies of a secured party under the PPSA.

REMEDIES CUMULATIVE AND WAIVER

15. The rights and remedies hereunder of the lender are cumulative and are in addition to and not in substitution for any other rights and remedies provided by law or by equity. Any single or partial exercise by the lender of any right or remedy in respect of a default or breach of any term, covenant or condition contained herein shall not be deemed to be a waiver thereof or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the lender may be lawfully entitled, for such default or breach. The lender shall at all times have the right to proceed against all or any portion of the Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the lender may have with respect to this Debenture or any other security or at law, in equity or otherwise. No delay or omission by the lender in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy. Any waiver by the lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained and any indulgence granted, either expressly or by course of conduct, by the lender shall be effective only in the specific instance and for the purpose of which it was given and shall be deemed not to be a waiver of any rights and remedies of the lender hereunder as a result of any other default or breach hereunder. No consent or waiver by the lender shall be effective unless made in writing and signed by an authorized officer of the lender.

CONCERNING THE RECEIVER

16.      (a)     Any Receiver appointed by the lender shall be vested with the rights and remedies which could have been exercised by the lender in respect of the corporation or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any instrument or instruments supplemental thereto. The identity of the Receiver, any replacement thereof and any remuneration thereof shall be within the sole and unfettered discretion of the lender.

         (b) Any Receiver appointed by the lender shall act as agent for the lender for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below) as agent for the corporation. The Receiver may sell, lease, or otherwise dispose of the Collateral as agent for the corporation or as agent for the lender as the lender may determine in its discretion. The Receiver shall apply all monies from time to time received by the Receiver in such order or priority, as the lender may at its option direct. If there shall be a deficiency, the corporation shall remain liable for such deficiency and shall pay the amount of such deficiency to the lender forthwith. The balance of proceeds realized in respect of the Collateral, if any, remaining after repayment in full of the Obligations shall be paid to the corporation or such other Person or Persons entitled thereto by applicable Law. The corporation agrees to ratify and confirm all actions of the Receiver acting as agent for the corporation, and to release and indemnify the Receiver in respect of all such actions.

         (c) The lender, in appointing or refraining from appointing any Receiver, shall not incur liability to the Receiver, the corporation or otherwise and shall not be responsible for any misconduct or negligence of such Receiver.

APPOINTMENT OF ATTORNEY

17. The corporation hereby irrevocably appoints the lender (and any of its officers) as attorney of the corporation with full power of substitution to exercise, at any time when the Security Interest shall have become enforceable, in the name of and on behalf of the corporation and any of the corporation's right, title and interest in and to the Collateral (including the right of disposal, execution, endorsement, delivery and transfer of all or any part of the Collateral). All acts of any such attorney are hereby ratified and approved, and such attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except for its own gross negligence or wilful misconduct.

DEALING WITH THE COLLATERAL AND THE SECURITY INTEREST

18.      (a)     The lender shall not be obliged to exhaust its recourse
against the corporation or any other Person or Persons or against any other security the lender may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the lender may consider desirable.

         (b) The lender may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the corporation and with other parties, sureties or securities as the lender may see fit without prejudice to the Obligations or the rights of the lender in respect of the Collateral.

         (c) The lender shall not be: (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral;
(ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of the lender the corporation or any other Person in respect thereof; (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal therewith; or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

STANDARDS OF SALE

19. Without prejudice to the ability of the lender to dispose of the Collateral in any manner which is commercially reasonable, the corporation acknowledges that a disposition of Collateral by the lender which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

         (a)     Collateral may be disposed of in whole or in part;

         (b) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

         (c) any purchaser or lessee of such Collateral may be a customer of the lender, provided that such transaction is bona fide;

         (d) a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the lender, in its sole discretion, may deem advantageous; and

         (e) the lender may establish an upset or reserve bid or price in respect of the Collateral.

DEALINGS BY THIRD PARTIES

20. No person dealing with any of the lender or its agent or a Receiver shall be required: (i) to determine whether the Security Interest has become enforceable; (ii) to determine whether the powers which the lender or its agent is purporting to exercise have been exercisable; (iii) to determine whether any money remains due to the lender by the corporation; (iv) to determine the necessity or expediency of the stipulations and conditions subject to which any sale or lease shall be made; (v) to determine the propriety or regularity of any sale or any other dealing by the lender with the Collateral; or (vi) to see to the application of any money paid to the lender. The Security Interest is in addition to and not in substitution for any security now held or hereafter acquired by the lender as security for the Obligations.

CORPORATION LIABLE FOR THE DEFICIENCY

21. In the case of any judicial or other steps or proceedings to enforce the Security Interest, and without limiting any right of the lender to obtain judgment for any greater amount, the corporation shall remain liable to the lender for any amount which may remain due in respect of the Obligations after application to the payment thereof of the proceeds of any sale, lease or other disposition of the Collateral or any part thereof.

NOTICE OF SALE

22. Unless required by applicable Law, neither the lender nor any Receiver appointed by it shall be required to give the corporation any notice of any sale, lease or other disposition of the Collateral or any part thereof or the date after which any private disposition of Collateral or any part thereof is to be made.

PAYMENT OF PRIOR CLAIMS

23. If the lender is at any time or from time to time required to make a payment to defeat or honour the priority or possible priority of any Liens on or in respect of all or any part of the Collateral, any such payment or payments, and the costs, charges and expenses of the lender in connection therewith (including legal fees on a solicitor and client basis) shall be payable by the corporation on demand.

NOTICE

24. Any and all demands, notices or other communications to be made or given pursuant to this Debenture shall be given and received in the manner and at the addresses specified in Section 11.2 of the Intercreditor Agreement.

RELEASES

25. Subject to the provisions of the Term Loan Agreement and the Indenture, the lender may in its discretion, from time to time, release any part of the Collateral or any other security held by the lender either with or without any sufficient consideration therefor, without responsibility therefor and without thereby releasing any other part of the Collateral or any other security or any Person from the security created by this Debenture or from any of the covenants herein contained. Each and every portion into which the Collateral is or may hereafter be divided does and shall stay charged with the Obligations. No Person shall have the right to require the Obligations to be apportioned and the lender shall not be accountable to the corporation for any moneys except those actually received by the lender.

EXPENSES

26. The corporation shall pay to the lender on demand all of the costs, charges and expenses of the lender (including legal fees on a solicitor and client basis and Receiver's fees) in connection with the preparation, registration or amendment of this Debenture, the perfection or preservation of the Security Interest, the enforcement by any means of any provision hereof or, after the occurrence of and during the continuance of a Default (as defined therein) of the nature set forth in Section 8.1.9 of the Term Loan Agreement or a Default (as defined therein) of the nature set forth in Section 501(10) of the Indenture, or an Event of Default (as defined in the Term Loan Agreement or the Indenture, as the case may be), the exercise of any rights, powers or remedies hereunder, including all such costs, charges and expenses in connection with taking possession, maintaining, completing, preserving, protecting, collecting or realizing upon all or any part of the Collateral or carrying on all or any part of the corporation's business relating to the Collateral.

DISCHARGE OF DEBENTURE

27. The Security Interest shall be released and discharged upon full and complete payment, performance and satisfaction of all of the Obligations and at the request and sole cost and expense of the corporation. The lender, the Administrative Agent and the Trustee shall execute and deliver to the corporation such releases and discharges as the corporation may reasonably require.

NO MERGER OF ESTATES

28. There shall not be deemed to be any merger of this Debenture, nor of the rights and interests of the lender hereunder, with the estate in the Real Property or with the reversion or rights and interests of the corporation or the lender under any instrument affecting the Collateral by reason only of the fact that the same Person may own or acquire, directly or indirectly, two or more estates, rights or interests in the Collateral until all Persons having any interest under this Debenture, the estate in the Real Property or the reversion or rights and interests of the corporation or the lender under any instrument affecting the Collateral, by an appropriate instrument, so declare and provide.

NO OBLIGATION TO ADVANCE

29. Neither the issue nor delivery of this Debenture shall obligate the lender, the Trustee, any Noteholder, the Administrative Agent or any Lender to advance any funds, or otherwise make or continue to make any credit available, to the corporation.

PERFECTION OF SECURITY

30. The corporation shall register, file or record all financing statements and other documents in all offices where, in the opinion of the lender, such registration, filing or recording is necessary or desirable to preserve, perfect or otherwise protect the Security Interest and the priority thereof. The lender shall have the right to require that the form of this Debenture or any part thereof be amended to reflect any changes in applicable Law whether arising as a result of statutory amendments, court decisions or otherwise, in order to confer upon the lender the security interest intended to be created by this Debenture, except that in no event shall the lender require that any such amendment be effected if the result thereof would be to grant to the lender greater rights than are otherwise contemplated herein.

ASSIGNMENTS AND PARTICIPATIONS

31. The lender may sell, assign, transfer or otherwise dispose of all or any of the Obligations in accordance with the provisions governing the Obligations and, in such event, each and every immediate and successive assignee, transferee or holder of all or any of the Obligations, shall have, in respect of the rights or obligations sold, assigned, transferred or otherwise disposed of, the full benefit hereof to the same extent as if it were an original party to the Obligations or the part thereof so sold, assigned, transferred or otherwise disposed of, without regard to any set-off, counterclaim or equities between the corporation and the lender. None of the rights or obligations hereunder of the corporation may be assigned without the prior written consent of the lender, except in accordance with the provisions of the Intercreditor Agreement.

ENUREMENT

32. This Debenture shall enure to the benefit of the lender, the Trustee, the Noteholders, the Administrative Agent and the Lenders, their respective successors and assigns and be binding upon the corporation and its successors and permitted assigns.

TIME OF ESSENCE

33. Time shall be of the essence of this Debenture with respect to the obligations of the corporation hereunder.

AMENDMENTS

34. This Debenture may be amended only by written agreement of the corporation and the lender.

FURTHER ASSURANCES

35. The corporation shall from time to time, whether before or after the Security Interest shall have become enforceable, at its sole cost and expense, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the lender may reasonably require for protecting the Collateral or perfecting the Security Interest and for exercising all powers, authorities and discretions hereby conferred upon the lender and the corporation shall, from time to time after the Security Interest has become enforceable, at its sole cost and expense, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the lender may require for facilitating the sale of the Collateral in connection with any realization thereof.

JUDGMENT CURRENCY

36. If, for the purposes of obtaining judgment in any court, it is necessary to convert any sum due, or owing to the lender in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the corporation hereby agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the lender could purchase the Original Currency with the Other Currency on the Business Day preceding that on which the final judgment is granted. The Obligations of the corporation in respect of any sum due in the Original Currency from it to the lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the lender of any such sum adjudged to be so due or owing in such Other Currency, the lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency.
If the amount of the Original Currency so purchased is less than the sum originally due or owing to the lender in the Original Currency, the corporation shall, as a separate obligation and notwithstanding any such judgment, indemnify the lender for the benefit of the Trustee, on its own account and on account of each Noteholder, and the Administrative Agent, on its own account and on account of each of the Lenders, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due or owing to the lender in the Original Currency, the lender shall remit such excess to the corporation.

COPY RECEIVED

37. The corporation acknowledges receipt of a copy of this Debenture.

NEW BRUNSWICK FORM

38. This debenture, which is in the form prescribed by the Standard Forms of Conveyances Act, S.N.B. 1981 c.S-12.2, has been executed by the corporation for the purposes of registration in the Province of New Brunswick pursuant to the Registry Act, R.S.N.B. 1973 c.R-6 of a debenture (the "Non-Standard Form Debenture") in the principal amount of U.S. $500,000,000 executed prior to or contemporaneously herewith by the corporation and issued to the lender. This debenture and the Non-Standard Form Debenture constitute, and are to be read as, one instrument.

EFFECTIVE DATE

39. Notwithstanding the actual date of execution hereof, this Debenture shall be effective from and shall be deemed to be dated as of October 30, 1997.

                                  SCHEDULE "F"

This is Schedule "F" to a debenture between PCI CHEMICALS CANADA INC. as corporation, and UNITED STATES TRUST COMPANY OF NEW YORK, as lender, which
debenture is dated November         , 1997.

--------------------------------------------------------------------------------

         (a) Subject to paragraph 10 of Schedule "C" hereof, the corporation hereby: (i) grants, mortgages, hypothecates and charges to and in favour of the lender, as and by way of a first fixed and specific mortgage, hypothec and charge, all right, title and interest of the corporation in and to all real property now owned or hereafter acquired by the corporation, including the real property described in Schedule "A" hereto, including all buildings, erections and improvements of every kind thereon from time to time and fixtures forming a part thereof (collectively, the "Real Property"); and (ii) assigns and transfers to the lender by way of a specific assignment and transfer and grants to the lender a security interest in: (A) all Leases, all income, revenues and profits derived from Leases and all rents and other sums payable to the corporation pursuant to the terms of any Leases and all benefits, advantages and powers to be derived under such Leases, with full power and authority to demand, sue for, recover, receive and give receipts for all Rents and all other monies payable thereunder and otherwise to enforce the rights of the corporation thereunder; (B) all licenses, permits, approvals, certificates and agreements with or from any Governmental Entity relating directly or indirectly to the ownership, use, development, operation and maintenance of the Real Property or the alteration or renovation or construction of improvements on the Real Property, whether heretofore or hereafter issued or executed (collectively, the "Licenses"); and (C) all options, contracts, subcontracts, agreements, service agreements, warranties and purchase orders which have heretofore been or will hereafter be executed by or on behalf of the corporation or which have been assigned to the corporation, in connection with the use, development, operation and maintenance of the Real Property or the construction of improvements on the Real Property (collectively, the "Real Property Contracts").

         (b) Subject to paragraph 10 of Schedule "C" hereof, the corporation hereby grants, assigns, mortgages, hypothecates and charges to and in favour of the lender, as and by way of a fixed and specific mortgage, hypothec and charge and sublease, all right, title and interest of the corporation in all real property now or hereafter leased by the corporation, including all buildings, erections and improvements of every kind thereon from time to time and fixtures forming a part thereof (collectively, the "Leasehold Property") and all Leases relating to such Leasehold Property (collectively, the "Leasehold Property Contracts" and, together with the Real Property Contracts, the "Contracts").

         (c) Subject to paragraph 10 of Schedule "C" hereof, the corporation hereby mortgages, hypothecates and charges to and in favour of the lender, as and by way of a fixed and specific mortgage, hypothec and charge, pledges to and in favour of the lender, assigns and transfers to and in favour of the lender as and by way of specific transfer and assignment, and grants to and in favour of the lender a security interest in all of the corporation's right, title and interest in and to all of the following personal property and undertaking of the corporation now owned or hereafter acquired (collectively, and together with the property described in subparagraphs (a) and (b) of this Schedule "F", the "Collateral", and all references thereto herein including any part thereof),

         (i) all equipment in all of its forms of the corporation, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto ("Equipment");

         (ii) all contracts, contract rights, chattel paper, documents, instruments, and general intangibles (excluding (a) tax refunds as they may arise from or relate solely to the sale of inventory including, without limitation, excise, retail sales and goods and services taxes; and (b) excluding any of the foregoing as it may arise from or relate to inventory or accounts receivables) of the corporation (including, without limitation, the asset purchase agreement made as of September 22, 1997, between the corporation, PCI Carolina Inc., Pioneer Companies, Inc., ICI Canada Inc., ICI Americas Inc. and Imperial Chemical Industries PLC as same may be amended from time to time, and all of the rights and benefits of the corporation thereunder), whether or not arising out of or in connection with the sale or lease of goods and all rights of the corporation now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such contracts, contract rights, chattel paper, documents, instruments and general intangibles;

         (iii) all Intellectual Property Collateral (as defined in the Borrower (Canadian) Security Agreement dated of even date herewith made by the corporation in favour of the lender (the "Security Agreement")) of the corporation;

         (iv) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Schedule "F";

         (v) all of the corporation's other property and rights of every kind and description and interests therein, including without limitation, all shares, stock, warrants, deeds, debentures, debenture stock and all other documents which constitute evidence of a share, participation or other interest of the corporation in property or in an enterprise or which constitutes evidence of an obligation of the issuer thereof (excluding any Capital Stock (as defined in the Term Loan Agreement) which is required to be pledged under the Existing Term Loan Agreement or the Existing Senior Secured Note Indenture (in each case as defined in the Term Loan Agreement) until such time as the obligations pursuant to or under such agreements have been paid in full) (collectively, the "Negotiable Collateral"); and

         (vi) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including without limitation proceeds which constitute property of the types described in this Schedule "F", proceeds deposited from time to time in the Collateral Account (as defined in the Security Agreement) and in any lock boxes of the corporation in respect of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the lender, the Trustee or the Administrative Agent is a loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

         Notwithstanding the foregoing, "Collateral" shall not include the Excluded Assets and any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favour of a third party on such grant, unless and until any required consents shall have been obtained. Upon the request of the lender, the corporation shall use its best commercial efforts to obtain any consent required.

         (d) In addition, the corporation hereby charges to and in favour of the lender, as and by way of a floating charge, all Collateral, both present and future, and every interest therein which the corporation now has or hereafter acquires (other than property and assets hereby effectively assigned or subjected to a specific mortgage, hypothec and charge, and subject to the exceptions herein contained).